UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 5, 2008
(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	34-6542451 (I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 —— Regulation FD
Item 7.01 Regulation FD Disclosure
     On August 4, 2008, WCI Communities, Inc. (Symbol: WCI), a homebuilding and real estate services company headquartered in Bonita Springs, Florida, filed a petition in the United States Bankruptcy Court for the District of Delaware for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.
     A number of recent media reports have erroneously indicated or implied that KeyBank National Association, a wholly-owned subsidiary of KeyCorp, is one of a number of banks that currently have significant outstanding loans and/or lending commitments to WCI. While in recent years KeyBank has been a significant lender to WCI, as of June 30, 2008, KeyBank had $12.9 million of remaining exposure to WCI under credit agreements, all of which was under agreement for sale and pending settlement as of such date. $8.6 million of this amount settled on July 30, 2008 and $4.3 million is pending settlement in August 2008. In addition, as of this date, KeyBank has a $10.5 million net exposure pursuant to an interest rate swap agreement, which is in the process of being terminated.
     The information set forth in this Item 7.01 is furnished and not “filed” for purposes of the Securities Exchange Act of 1934, as amended.
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Forward-Looking Statements. This filing contains forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) continued disruption in the fixed income markets; (4) adverse capital markets conditions; (5) changes in general economic conditions; or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things materially impact credit quality trends and our ability to generate loans; (6) increased competitive pressure among financial services companies; (7) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (8) consummation of significant business combinations or divestitures; (9) operational or risk management failures due to technological or other factors; (10) changes in accounting or tax practices or requirements; (11) new legal obligations or liabilities or unfavorable resolution of litigation; (12) heightened regulatory practices, requirements or expectations; and (13) disruption in the economy and general business climate as a result of terrorist activities or military actions. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP (Registrant)

Date: August 5, 2008	/s/ Daniel R. Stolzer

	By:	Daniel R. Stolzer Vice President and Deputy General Counsel